UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): July 25, 2008
METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On July 25, 2008, Metro One Telecommunications, Inc. (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company had not presented a definitive plan evidencing its ability to achieve compliance with the requirements for continued listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 4310(c)(3). As disclosed in the Company’s Form 8-K dated May 22, 2008, the Company had previously been notified by Nasdaq that it was no longer in compliance with the rule.

        The staff determination letter further states that, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq staff determination, trading of the Company’s common stock will be suspended at the opening of business on August 5, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company plans to request a hearing before the Panel, which request will automatically stay the delisting until the appeal is resolved. The Panel will typically hold a hearing to consider an appeal within 45 days after the appeal is made, and it may take up to 30 days after the hearing for the Panel to make a decision. There can be no assurance that the Company’s request for continued listing will be granted by the Panel.

        On July 31, 2008, the Company issued a press release announcing receipt of the Nasdaq notice. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

        The following exhibit is furnished as part of this report on Form 8-K:

Exhibit No.	Name of Exhibit

99.1	Press release dated July 31, 2008, relating to receipt of a July 25, 2008, Nasdaq staff determination letter.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.
Date: July 31, 2008	By:	/s/ William Hergenhan
William Hergenhan, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Press release dated July 31, 2008, relating to receipt of a July 25, 2008, Nasdaq staff determination letter.